EAGLE BANCORP MONTANA, INC. AND SUBSIDIARY

Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Eagle Bancorp Montana, Inc. (the ‘Company’) on Form 10-Q for the three months ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the ‘Report’), we, Peter J. Johnson, Chief Executive Officer of the Company, and Clint J. Morrison, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s best knowledge and belief:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter J. Johnson	/s/ Clint J. Morrison
Peter J. Johnson	Clint J. Morrison
Chief Executive Officer (Principal Executive Officer) November 13, 2013	Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer) November 13, 2013

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission and shall not be considered filed as part of the Report.